Exhibit 10.1

AMENDMENT NO. 1
TO
MYSEUM.AI, INC.
AMENDED AND RESTATED
2021 OMNIBUS EQUITY INCENTIVE PLAN

Myseum.AI, Inc., a Nevada corporation (the “Company”), hereby amends its Amended and Restated 2021 Equity Incentive Plan, as amended (the “Plan”) as set forth below, which amendments shall be effective as the date set forth below, but if and only if the Company’s shareholders approve such amendment in accordance with applicable law:

Section 4(a) of the Plan shall be amended and restated in its entirety to read:

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,000,000 shares of Common Stock; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

Section 4(c) of the Plan shall be amended and restated in its entirety to read:

(c) No more than 2,000,000 Shares shall be issued pursuant to the exercise of ISOs.

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Plan. Except as specifically provided herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment No. 1. Upon the effectiveness of this Amendment No. 1, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan, as amended.

Each provision of this Amendment No. 1 shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment No. 1 that are valid, enforceable and legal.

This Amendment No. 1 shall be governed in accordance with the laws of Nevada.

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The Company has caused this Amendment No. 1 to be executed effective as of August 6, 2026.

MYSEUM.AI, INC.

By:	/s/ Darin Myman
Darin Myman
Chief Executive Officer